UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2017

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2017, the Board of Directors of MMRGlobal, Inc. ("the Company) voted to appoint longtime employee Jason Pfeiffer to the position of Interim President. He will also serve as a member of the Board of Directors ("the Board") of the Company. Mr. Pfeiffer has more than 10 years of experience in the medical management field. He joined The Company in 2011 as a consultant, helping develop MMRPRO and the MyMedicalRecords.com personal health record. He quickly advanced and moved into training and developing interfaces for both consumers and professionals. Over the years, Mr. Pfeiffer has held varying roles at the Company with increased levels of responsibility. In 2015, he assumed responsibility of our global operations while also continuing to oversee the development team. Mr. Pfeiffer worked closely with previous CEO Robert Lorsch on many strategic efforts and helped facilitate a five to one reverse stock split for the organization. Mr. Pfeiffer brings to the role of Interim President wide ranging knowledge of the company and the Health IT market. In addition to overseeing day to day operations, he will work with the Board to explore revenue opportunities and develop strategic partnerships beneficial to the company and its shareholders

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
August 9, 2017	By: /s/ Jason R. Pfeiffer Jason R. Pfeiffer President